UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

Aileron Therapeutics, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

285 Summer Street, Suite 101 Boston, MA	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 995-0900

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange onwhich registered
Common Stock, $0.001 par value per share	ALRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2022, the Board of Directors of Aileron Therapeutics, Inc. (the “Company”) appointed Susan L. Drexler, a consultant at Danforth Advisors, LLC (“Danforth”), as interim chief financial officer, effective as of June 16, 2022. In connection with her appointment, Ms. Drexler will serve as the Company’s principal financial officer and principal accounting officer.

Ms. Drexler will provide interim chief financial officer services pursuant to a consulting agreement to which the Company is a party with Danforth. Under the consulting agreement, the Company will pay Danforth an agreed upon hourly rate for Ms. Drexler’s services and will reimburse Danforth for expenses. The consulting agreement may be terminated by the Company or Danforth with cause, upon 30 days written notice, and without cause, upon 60 days written notice.

Ms. Drexler, age 52, has extensive experience as a chief financial officer, with over 25 years of experience with development and commercial stage life science companies. Since January 2022, Ms. Drexler has served as a consultant at Danforth, a provider of strategic and operational finance and accounting for life science companies. Ms. Drexler has served as interim chief financial officer of Kiora Pharmaceuticals, Inc., a clinical-stage specialty pharmaceutical company, since April 2022. Previously, Ms. Drexler served as chief financial officer of Harmony Biosciences Holdings, Inc., a pharmaceutical company, from October 2019 through March 2021. Ms. Drexler also served as acting chief financial officer and vice president, business development of Ocugen, Inc., a biotechnology company, from April 2018 through June 2019 and as senior director, strategy and business development and then vice president, business development and market intelligence at AmerisourceBergen Drug Corporation, a pharmaceutical sourcing and distribution services company, from August 2015 through November 2017. Ms. Drexler previously served as director, corporate finance of Shire plc from 2007 through 2015. She received a B.S. in Accounting from Albright College and an MBA in Finance from the Joseph M. Katz Graduate School of Business at the University of Pittsburgh.

Ms. Drexler has no family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. Drexler and any other person pursuant to which he was elected as an officer of the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 15, 2022, the Company held its Annual Meeting to consider and vote upon the matters listed below. The following is a summary of the matters voted on at that meeting.

(a)

The stockholders of the Company elected William McKee and Nolan Sigal as Class II directors for a three-year term expiring at the annual meeting of stockholders to be held in 2025. The results of the stockholders’ vote with respect to such matter were as follows:

Name	For	Withheld	Broker Non-Votes
William T. McKee	44,487,407	2,277,523	18,414,250
Nolan H. Sigal	44,363,743	2,402,187	18,414,250

(b)

The stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio of not less than 1-for-5 and not greater than 1-for-25, with the exact ratio to be set within that range at the discretion of the Company’s board of directors prior to December 31, 2022 without further approval or authorization of the Company’s stockholders, in its sole discretion, and, in connection therewith, to decrease the number of authorized shares of our common stock on a basis proportional to the reverse stock split ratio. The results of the stockholders’ vote with respect to such matter were as follows:

For	Against	Abstain
57,576,087	2,252,608	5,350,485

(c)

The stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to set the number of authorized shares of common stock at a number determined by calculating the product of 300,000,000 multiplied by three times the reverse stock split ratio, subject to the board’s implementation of the reverse stock split. The results of the stockholders’ vote with respect to such matter were as follows:

For	Against	Abstain
49,080,551	10,733,263	5,365,366

(d)

The stockholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The results of the stockholders’ vote with respect to such matter were as follows:

For	Against	Abstain
64,545,310	509,725	124,145

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aileron Therapeutics, Inc.

Date: June 16, 2022	By:	/s/ Manuel Aivado
Manuel Aivado
President and Chief Executive Officer